Exhibit 99.1

News Release

STANDARD PACIFIC CORP. REPORTS 2009 FIRST QUARTER RESULTS

IRVINE, CALIFORNIA, May 7, 2009.  Standard Pacific Corp. (NYSE:SPF) today announced operating results for its first quarter ended March 31, 2009.  Homebuilding revenues from continuing operations for the 2009 first quarter were $209.5 million, down 40% from $348.2 million last year.  The Company generated a net loss of $49.5 million, or $0.21 per diluted share, versus a net loss of $216.9 million, or $3.00 per diluted share, for the year earlier period.  The 2009 first quarter results included asset impairment charges of $30.8 million, of which $28.7 million related to real estate inventories and $2.1 million related to lot option deposits.  Impairment related charges for the 2008 first quarter totaled $192.3 million.  The 2009 first quarter results also included $14.1 million in restructuring charges related to division consolidation and headcount reductions, and a $19.2 million charge related to the Company’s deferred tax asset valuation allowance.  Excluding asset impairment and restructuring charges, the Company’s 2009 first quarter loss was approximately $2.8 million*, or $0.01 per diluted share.*

During the quarter the Company generated $129.0 million of cash flows from operating activities, driven primarily from the receipt of a $114.5 million federal income tax refund and a $41.1 million decrease in inventories related to a reduction in the number of homes under construction and a decrease in land purchases.  These cash flows were partially offset by a $7.3 million payment to exit a joint venture, operating losses and other changes in working capital.  The Company ended the 2009 first quarter with $668.3 million of homebuilding cash (including restricted cash), a $41.9 million increase from December 2008.  The Company reduced its homebuilding debt during the quarter by $75.1 million primarily through the repayment of $35 million of its bank credit facilities and the purchase at a discount of $26.9 million of its senior notes.  On April 1, 2009, the Company repaid the remaining $124.6 million balance of its 5⅛% senior notes due 2009.

Ken Campbell, President and CEO stated, “While we continue to endure the effects of the same lousy housing market that all of the other homebuilders are trying to operate in, we made significant progress in reducing our cost structure to better align our business with the decline in demand for new homes.  The improvement in our overhead was achieved by reducing our headcount from nearly 1,300 employees at the end of December 2008 to less than 900 at the end of April 2009 – a 69% reduction from the peak in June 2006.  Since June 2006, we have reduced our operating division count from 24 to nine.”

Mr. Campbell continued, “Although we saw improvement in new home orders as compared to the anemic levels experienced during the 2008 fourth quarter, we remain intently focused on preserving cash by controlling our expenses, carefully managing new home starts and reducing speculative inventory levels.”

Homebuilding Operations

The Company generated a homebuilding pretax loss from continuing operations for the 2009 first quarter of $47.8 million compared to a pretax loss of $217.1 million in the year earlier period.  The Company’s homebuilding pretax loss from continuing operations for the 2009 first quarter included $30.8 million of asset impairment charges and $13.6 million in restructuring charges.  The decrease in pretax loss was primarily the result of a $161.5 million decrease in impairment charges, a $27.1 million decrease in the Company’s SG&A expenses (which included approximately $12.0 million in restructuring charges related to severance and division consolidations), a $23.7 million decrease in joint venture loss (to income of $3.1 million) and a $3.9 million increase in other income, which included a $5.3 million gain related to the early extinguishment of a portion of the Company’s 2010 and 2011 senior notes.  These changes were partially offset by a 40% decrease in homebuilding revenues to $209.5 million (due to a 34% decrease in new home deliveries and a 10% decline in our consolidated average home price) and the expensing of $11.0 million of non-capitalized interest expense during the 2009 first quarter.

Gross Margin

Weak housing demand and declining home prices continued to pressure the Company’s gross margins.  For the 2009 first quarter, the Company’s homebuilding gross margin percentage from continuing operations (including land sales) was 3.9% compared to a negative 33.8% in the prior year period.  The 2009 first quarter gross margin included $28.7 million in inventory impairment charges related to 13 projects, of which $26.3 million related to current and future projects and $2.4 million related to land intended to be sold.  The impairments, which were included in cost of sales, related primarily to two projects in California totaling $19.6 million.  Excluding the housing inventory impairment charges from continuing operations, the Company’s 2009 first quarter gross margin from home sales would have been 17.4%* versus 15.1%* for the 2008 first quarter.  The 230 basis point increase in the year-over-year gross margin was driven largely by higher margins in California, the lower land basis in inventories due to impairments taken during 2008, and our efforts to reduce direct construction costs through rebidding of contracts and value engineering.  These factors were partially offset by lower home prices.  Until market conditions stabilize, the Company may continue to incur additional inventory impairment charges.

Restructuring and SG&A

The Company’s 2009 first quarter results included approximately $14.1 million in restructuring charges related to division consolidations and related headcount and facilities reductions, of which approximately $12.0 million was included in the Company’s selling, general and administrative (“SG&A”) expenses, $1.0 million in cost of sales, $0.6 million in other expense and $0.5 million in loss from discontinued operations.  The charges included approximately $10.3 million of severance costs and approximately $3.8 million related to lease terminations and fixed asset write-offs.  In connection with the restructuring, the Company reduced its total headcount by 30%, or 380 employees, from December 31, 2008 through the end of April 2009, and since December 31, 2007, the Company has reduced its workforce by over 50%, or nearly 1,000 employees.  From December 31, 2007 through the end of April 2009, the Company has also reduced its division count from 20 to nine, down from 24 at its peak.

Excluding restructuring charges, the Company’s 2009 first quarter SG&A rate would have been 19.3%* versus 22.3%* for the 2008 first quarter.  The 300 basis point decrease in the Company’s year-over-year SG&A rate was primarily due to a decrease in personnel costs as a result of reductions in headcount, a reduction in advertising and marketing expenses, and a decrease in the level of incentive compensation expense.

Net New Orders

Net new orders (excluding joint ventures and discontinued operations) for the 2009 first quarter decreased 41% to 734 new homes.  The Company’s cancellation rate for the three months ended March 31, 2009 was 24%, down from 33% for the 2008 fourth quarter and flat when compared with the 2008 first quarter.  The Company’s sales absorption rate for the 2009 first quarter was 1.5 per month per community, down from the prior year first quarter of 2.0 per month per community, but up from the depressed sales pace of 1.0 per month per community for the 2008 fourth quarter.  The improvement in the Company’s sales absorption rate from the 2008 fourth quarter reflects seasonality, a decrease in the Company’s cancellation rate and the impact of historically low interest rates and increased affordability.  Notwithstanding the improvement during the quarter, sales absorption rates remain low relative to historical rates and reflect the challenging housing market.

Joint Venture Update

During the 2009 first quarter the Company exited its Chicago joint venture for a $7.3 million cash payment, resulting in the elimination of $19.8 million of joint venture recourse debt.  As of March 31, 2009, the Company’s unconsolidated joint ventures had $406.4 million in outstanding borrowings, $157.5 million of which were recourse to the Company.  In addition, as of such date, the Company had remaining land takedown obligations of approximately $21.2 million related to a single unconsolidated joint venture.

Income Taxes

The Company recorded a noncash valuation allowance of $19.2 million during the three months ended March 31, 2009 against its net deferred tax asset, resulting in a total cumulative allowance of $673.3 million at March 31, 2009.

*Please see “Reconciliation of Non-GAAP Financial Measures” on page 10.

 KEY STATISTICS AND FINANCIAL DATA**

	Three Months Ended March 31,
	2009	2008	% or Percentage Change
	(Dollars in thousands, except average selling price)
Operating Data:
Deliveries (1)	687	1,036	(34%)
Average selling price (1)	$300,000	$334,000	(10%)
Homebuilding revenues	$209,535	$348,243	(40%)
Gross margin %	3.9%	(33.8%)	37.7%
Gross margin % (excluding impairments)	17.4%	15.1%	2.3%
Impairments	$30,805	$192,345	(84%)
Restructuring charges	$14,119	$2,486	468%
SG&A %	25.0%	22.8%	2.2%
SG&A % (excluding restructuring charges)	19.3%	22.3%	(3.0%)

Net new orders (1)	734	1,245	(41%)
Monthly sales absorption rate per community (1)	1.5	2.0	(25%)
Cancellation rate (1)	24%	24%	0%
Average active selling communities (1)	158	205	(23%)
Backlog (homes) (1)	689	1,488	(54%)
Backlog (dollar value) (1)	$212,208	$505,550	(58%)

Cash flows from operating activities	$128,998	$228,882	(44%)
Cash flows (uses) from investing activities	$(1,500)	$8,608	(117%)
Cash uses from financing activities	$(204,723)	$(128,173)	60%
Land purchases, net	$680	$91,892	(99%)
Adjusted EBITDA (2)	$7,260	$(6,487)	(212%)

	March 31, 2009	December 31, 2008	% or Percentage Change
	(Dollars in thousands, except per share amounts)
Balance Sheet Data:
Homebuilding cash (including restricted cash)	$668,300	$626,379	7%
Inventories owned	$1,195,483	$1,262,521	(5%)
Building sites owned or controlled	22,775	24,136	(6%)
Completed specs (excluding podium projects) (1)	500	589	(15%)
Completed specs - podium projects (1)	104	-	-
Deferred tax asset valuation allowance	$673,274	$654,107	3%
Homebuilding debt	$1,411,290	$1,486,437	(5%)
Joint venture recourse debt	$157,492	$173,894	(9%)
Stockholders' equity	$361,028	$407,941	(11%)
Stockholders' equity per share (including as-converted preferred stock) (3)	$1.50	$1.70	(12%)
Total debt to book capitalization (4)	80.2%	79.2%	1.0%
Adjusted net homebuilding debt to book capitalization (5)	67.4%	68.0%	(0.6%)

**Please see “Notes to Key Statistics and Financial Data” beginning on page 11.

Earnings Conference Call

A conference call to discuss the Company’s 2009 first quarter will be held at 2:00 pm Eastern Time Friday, May 8, 2009.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir.  The call will also be accessible via telephone by dialing (800) 753-9048 (domestic) or (913) 312-1453 (international); Passcode: 9809341.  The entire audio transmission with the synchronized slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 9809341.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built homes for more than 105,000 families during its 43-year history.  The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers.  Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada.  The Company provides mortgage financing and title services to its homebuyers through Standard Pacific Mortgage and SPH Title.  For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

 This news release contains forward-looking statements.  These statements include but are not limited to statements regarding: the alignment of our cost structure with demand for new homes; trends in new home orders; our ability to preserve cash, control our expenses, manage new home starts and reduce speculative inventory levels;  the potential for further inventory impairment charges; and orders and backlog. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our credit agreements, public notes, and private term loans and our ability to comply with their covenants and repay such debt as it comes due; a negative change in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; new law restricting down payment assistance programs; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations, including hedging activities; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
John Stephens, SVP & CFO (949) 789-1641, jstephens@stanpac.com or
Lloyd McKibbin, SVP & Treasurer (949) 789-1603, lmckibbin@stanpac.com.

###
(Note: Tables follow)

STANDARD PACIFIC CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(2008 as Adjusted(1))

	Three Months Ended March 31,
	2009	2008	% Change
	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$206,233	$345,988	(40%)
Land sale revenues	3,302	2,255	46%
Total revenues	209,535	348,243	(40%)
Cost of home sales	(196,702)	(434,342)	(55%)
Cost of land sales	(4,735)	(31,495)	(85%)
Total cost of sales	(201,437)	(465,837)	(57%)
Gross margin	8,098	(117,594)	(107%)
Gross margin %	3.9%	(33.8%)
Selling, general and administrative expenses	(52,379)	(79,444)	(34%)
Income (loss) from unconsolidated joint ventures	3,089	(20,568)	(115%)
Interest expense	(11,041)	-	-
Other income (expense)	4,424	555	697%
Homebuilding pretax loss	(47,809)	(217,051)	(78%)
Financial Services:
Revenues	2,050	6,241	(67%)
Expenses	(2,995)	(4,443)	(33%)
Income from unconsolidated joint ventures	-	203	(100%)
Other income	41	58	(29%)
Financial services pretax income (loss)	(904)	2,059	(144%)
Loss from continuing operations before income taxes	(48,713)	(214,992)	(77%)
Provision for income taxes	(255)	(684)	(63%)
Loss from continuing operations	(48,968)	(215,676)	(77%)
Loss from discontinued operations, net of income taxes	(504)	(1,191)	(58%)
Net loss	(49,472)	(216,867)	(77%)
Less: Net loss allocated to preferred stockholders	30,394	-	-
Net loss available to common stockholders	$(19,078)	$(216,867)	(91%)

Basic loss per share:
Continuing operations	$(0.21)	$(2.98)	(93%)
Discontinued operations	-	(0.02)	(100%)
Basic loss per share	$(0.21)	$(3.00)	(93%)

Diluted loss per share:
Continuing operations	$(0.21)	$(2.98)	(93%)
Discontinued operations	-	(0.02)	(100%)
Diluted loss per share	$(0.21)	$(3.00)	(93%)

Weighted average common shares outstanding:
Basic	92,784,541	72,304,720	28%
Diluted	240,597,327	72,304,720	233%

(1)
Certain 2008 amounts have been retroactively adjusted to reflect the adoption of APB No. 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

STANDARD PACIFIC CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(2008 as Adjusted(1))

	March 31,	December 31,
	2009	2008
ASSETS	(unaudited)
Homebuilding:
Cash and equivalents	$543,260	$622,157
Restricted cash	125,040	4,222
Trade and other receivables	27,443	21,008
Inventories:
Owned	1,195,483	1,262,521
Not owned	35,208	42,742
Investments in unconsolidated joint ventures	49,621	50,468
Deferred income taxes	13,477	14,122
Other assets	24,325	145,567
	2,013,857	2,162,807
Financial Services:
Cash and equivalents	5,353	3,681
Restricted cash	3,795	4,295
Mortgage loans held for sale	49,135	63,960
Mortgage loans held for investment	10,749	11,736
Other assets	4,262	4,792
	73,294	88,464
Assets of discontinued operations	383	1,217
Total Assets	$2,087,534	$2,252,488

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$32,610	$40,225
Accrued liabilities	205,749	216,418
Liabilities from inventories not owned	24,251	24,929
Revolving credit facility	27,870	47,500
Secured project debt and other notes payable	96,757	111,214
Senior notes payable	1,162,223	1,204,501
Senior subordinated notes payable	124,440	123,222
	1,673,900	1,768,009
Financial Services:
Accounts payable and other liabilities	2,198	3,657
Mortgage credit facilities	46,940	63,655
	49,138	67,312
Liabilities of discontinued operations	1,403	1,331
Total Liabilities	1,724,441	1,836,652

Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares
issued and outstanding at March 31, 2009 and December 31, 2008, respectively	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized;100,851,622 and 100,624,350 shares issued and outstanding at March 31, 2009
and December 31, 2008, respectively	1,008	1,006
Additional paid-in capital	998,018	996,492
Accumulated deficit	(616,314)	(566,842)
Accumulated other comprehensive loss, net of tax	(21,689)	(22,720)
Total Stockholders' Equity	361,028	407,941
Noncontrolling Interests	2,065	7,895
Total Equity	363,093	415,836
Total Liabilities and Equity	$2,087,534	$2,252,488

(1)
Certain 2008 amounts have been retroactively adjusted to reflect the adoption of APB No. 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

REGIONAL OPERATING DATA
	Three Months Ended March 31,
	2009	2008	% Change
New homes delivered:
California	218	304	(28%)
Arizona	72	155	(54%)
Texas (1)	128	179	(28%)
Colorado	30	46	(35%)
Nevada	2	21	(90%)
Florida	160	202	(21%)
Carolinas	77	129	(40%)
Consolidated total	687	1,036	(34%)
Unconsolidated joint ventures	19	99	(81%)
Discontinued operations	3	87	(97%)
Total (including joint ventures)	709	1,222	(42%)

Average selling prices of homes delivered:
California	$453,000	$533,000	(15%)
Arizona	225,000	246,000	(9%)
Texas (1)	274,000	267,000	3%
Colorado	299,000	334,000	(10%)
Nevada	234,000	305,000	(23%)
Florida	192,000	213,000	(10%)
Carolinas	211,000	258,000	(18%)
Consolidated (excluding joint ventures)	300,000	334,000	(10%)
Unconsolidated joint ventures	538,000	481,000	12%
Total continuing operations (including joint ventures)	$307,000	$347,000	(12%)

Discontinued operations (including joint ventures)	$224,000	$164,000	37%

	Three Months Ended March 31,
	2009	2008	% Change	% Change Same Store
Net new orders:
California	263	438	(40%)	(23%)
Arizona	40	143	(72%)	(54%)
Texas (1)	108	157	(31%)	3%
Colorado	29	67	(57%)	(44%)
Nevada	-	13	(100%)	(100%)
Florida	179	267	(33%)	(21%)
Carolinas	115	160	(28%)	(17%)
Consolidated total	734	1,245	(41%)	(24%)
Unconsolidated joint ventures	50	53	(6%)	51%
Discontinued operations	2	70	(97%)	-
Total (including joint ventures)	786	1,368	(43%)	(22%)

Average number of selling communities during the period:
California	53	68	(22%)
Arizona	11	18	(39%)
Texas (1)	20	30	(33%)
Colorado	7	9	(22%)
Nevada	2	4	(50%)
Florida	39	46	(15%)
Carolinas	26	30	(13%)
Consolidated total	158	205	(23%)
Unconsolidated joint ventures	10	16	(38%)
Discontinued operations	-	7	(100%)
Total (including joint ventures)	168	228	(26%)
__________________
(1)	Texas excludes the San Antonio division, which is classified as a discontinued operation.

	At March 31,
	2009		2008
Backlog ($ in thousands):	Homes	Dollar Value	Homes	Dollar Value
California	199	$89,954	437	$211,576
Arizona	44	9,535	182	43,848
Texas (1)	110	33,468	279	86,484
Colorado	77	23,814	144	52,273
Nevada	2	458	21	5,805
Florida	166	33,930	285	69,738
Carolinas	91	21,049	140	35,826
Consolidated total	689	212,208	1,488	505,550
Unconsolidated joint ventures	57	33,744	77	62,711
Discontinued operations	-	-	27	5,631
Total (including joint ventures)	746	$245,952	1,592	$573,892

 __________________
(1)	Texas excludes the San Antonio division, which is classified as a discontinued operation.

	At March 31,
	2009	2008	% Change
Building sites owned or controlled:
Building sites owned	18,265	21,491	(15%)
Building sites optioned or subject to contract	2,281	4,621	(51%)
Joint venture lots	2,227	5,654	(61%)
Total continuing operations (including joint ventures)	22,773	31,766	(28%)
Discontinued operations	2	836	(100%)
Total	22,775	32,602	(30%)

Total homes under construction (including specs):
Consolidated (excluding podium projects)	865	1,984	(56%)
Podium projects	134	134	0%
Total consolidated	999	2,118	(53%)

Spec homes under construction:
Consolidated (excluding podium projects)	494	835	(41%)
Podium projects	134	134	0%
Total consolidated	628	969	(35%)

Completed and unsold homes:
Consolidated (excluding podium projects)	500	535	(7%)
Podium projects	104	2	5,100%
Total consolidated	604	537	12%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The tables set forth below reconcile the Company's earnings (loss) for the three months ended March 31, 2009 and 2008 to earnings (loss) excluding the after-tax impairment, restructuring and deferred tax asset valuation charges:

	Three Months Ended March 31,
	2009	2008
	(Dollars in thousands, except per share amounts)

Net income (loss)	$(49,472)	$(216,867)
Add: Impairment charges, net of income taxes	18,883	117,908
Add: Restructuring charges, net of income taxes	8,655	1,524
Add: Deferred tax asset charge	19,167	83,746
Net income (loss), as adjusted	$(2,767)	$(13,689)

Diluted loss per share	$(0.01)	$(0.19)
Diluted shares outstanding	240,597,327	72,304,720

The table set forth below reconciles the Company's homebuilding gross margin percentage and gross margin percentage from home sales for the three months ended March 31, 2009 and 2008, excluding housing inventory impairment charges:

	Three Months Ended March 31,
	2009	Gross Margin %	2008	Gross Margin %
	(Dollars in thousands)

Homebuilding gross margin	$8,098	3.9%	$(117,594)	(33.8%)
Less: Land sale revenues	(3,302)		(2,255)
Add: Cost of land sales	4,735		31,495
Gross margin from home sales	9,531	4.6%	(88,354)	(25.5%)
Add: Housing inventory impairment charges	26,332		140,659
Gross margin from home sales, as adjusted	$35,863	17.4%	$52,305	15.1%

The table set forth below reconciles the Company’s SG&A rate for the three months ended March 31, 2009 and 2008 to the SG&A rate excluding restructuring charges:

	Three Months Ended March 31,
	2009	SG&A%	2008	SG&A%
	(Dollars in thousands)

Selling, general and administrative expenses	$52,379	25.0%	$79,444	22.8%
Less: Restructuring charges	(12,001)	(5.7%)	(1,870)	(0.5%)
Selling, general and administrative expenses, excluding restructuring charges	$40,378	19.3%	$77,574	22.3%

__________________
We believe that the measures described above, which exclude the effect of impairment, tax valuation and restructuring charges, are useful to investors as they provide investors with a perspective on the underlying operating performance of the business by isolating the impact of charges related to inventory impairments, land deposit and capitalized preacquisition cost writeoffs for abandoned projects, the tax valuation allowance and restructuring charges.  However, it should be noted that such measures are not GAAP financial measures.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

NOTES TO KEY STATISTICS AND FINANCIAL DATA
(1)	Excludes unconsolidated joint ventures and discontinued operations.
(2)
Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) homebuilding depreciation and amortization, (f) amortization of stock-based compensation, (g) income (loss) from unconsolidated joint ventures and (h) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to investors as one measure of the Company’s ability to service debt and obtain financing.  However, it should be noted that Adjusted Homebuilding EBITDA is not a U.S. generally accepted accounting principles (“GAAP”) financial measure.  Due to the significance of the GAAP components excluded, Adjusted Homebuilding EBITDA should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

For the three and twelve months ended March 31, 2009 and 2008, EBITDA and adjusted homebuilding EBITDA from continuing and discontinued operations was calculated as follows:

	Three Months Ended March 31,		LTM Ended March 31,
	2009	2008	2009	2008
	(Dollars in thousands)

Net income (loss)	$(49,472)	$(216,867)	$(1,066,220)	$(943,456)
Provision (benefit) for income taxes	-	-	(6,795)	(164,135)
Homebuilding interest amortized to cost of sales and interest expense	25,718	13,359	110,705	123,234
Homebuilding depreciation and amortization	824	1,651	5,024	7,515
Amortization of stock-based compensation	1,529	4,156	8,483	21,302
EBITDA	(21,401)	(197,701)	(948,803)	(955,540)
Add:
Cash distributions of income from unconsolidated joint ventures	-	357	1,618	10,235
Impairment charges	30,805	172,290	862,780	967,570
Less:
Income (loss) from unconsolidated joint ventures	3,089	(20,365)	(127,421)	(180,041)
Income (loss) from financial services subsidiary	(945)	1,798	(2,815)	1,268
Adjusted Homebuilding EBITDA	$7,260	$(6,487)	$45,831	$201,038

The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended March 31,		LTM Ended March 31,
	2009	2008	2009	2008
	(Dollars in thousands)
Net cash provided by (used in) operating activities	$128,998	$228,882	$163,267	$727,834
Add:
Provision (benefit) for income taxes	-	-	(6,795)	(164,135)
Deferred tax valuation allowance	(19,167)	(83,746)	(409,048)	(264,226)
Homebuilding interest amortized to cost of sales and interest expense	25,718	13,359	110,705	123,234
Excess tax benefits from share-based payment arrangements	-	-	-	985
Gain (loss) on early extinguishment of debt	5,333	1,125	(3,811)	3,890
Less:
Income (loss) from financial services subsidiary	(945)	1,798	(2,815)	1,268
Depreciation and amortization from financial services subsidiary	175	207	751	768
Loss on disposal of property and equipment	663	-	3,455	1,439
Net changes in operating assets and liabilities:
Trade and other receivables	6,393	3,577	(3,592)	(10,593)
Mortgage loans held for sale	(15,799)	(99,783)	(7,396)	(85,565)
Inventories-owned	(41,822)	36,058	(112,447)	(321,862)
Inventories-not owned	678	(55)	(316)	(10,816)
Deferred income taxes	19,167	60,849	302,072	172,000
Other assets	(120,274)	(219,991)	(47,012)	13,256
Accounts payable	7,793	28,057	37,685	12,614
Accrued liabilities	10,135	27,186	23,910	7,897
Adjusted Homebuilding EBITDA	$7,260	$(6,487)	$45,831	$201,038

(3)
The pro forma common shares outstanding include the as-converted Series B Preferred Stock.  In addition, this calculation excludes 7.8 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes issued on September 28, 2007.  The Company believes that the pro forma stockholders’ equity per common share information is useful to investors as a measure to determine the book value per common share after giving effect of the issuance of Preferred Shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement.  This is a non-GAAP financial measure and due to the significance of items adjusted and excluded from this calculation, such measure should not be considered in isolation or as an alternative to operating performance measures.  The following table reconciles actual common shares outstanding to pro forma common shares outstanding and calculates pro forma stockholders’ equity per share:

	March 31, 2009		December 31, 2008
Actual common shares outstanding		100,851,622		100,624,350
Add: Conversion of Preferred shares to common shares		147,812,786		147,812,786
Less: Common shares outstanding under share lending facility		(7,839,809)		(7,839,809)
Pro forma common shares outstanding		240,824,599		240,597,327

Stockholders' equity (actual amounts rounded to nearest thousand)		$361,028,000		$407,941,000
Divided by pro forma common shares outstanding	÷	240,824,599	÷	240,597,327
Pro forma stockholders' equity per common share		$1.50		$1.70

(4)	Total debt at March 31, 2009 and December 31, 2008 includes $46.9 million and $63.7 million, respectively, of indebtedness of the Company’s financial services subsidiary.
(5)
Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned and indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents in excess of $5 million.  We believe that the adjusted net homebuilding debt to total book capitalization and adjusted net homebuilding debt to LTM adjusted homebuilding EBITDA ratios are useful to investors as a measure of the Company’s ability to obtain financing.  These are non-GAAP ratios and other companies may calculate these ratios differently.  For purposes of the ratio of adjusted net homebuilding debt to total book capitalization, total book capitalization is adjusted net homebuilding debt plus stockholders’ equity. Adjusted net homebuilding debt is calculated as follows:

	March 31,	December 31,
	2009	2008
	(Dollars in thousands)

Total consolidated debt	$1,458,230	$1,550,092
Less:
Financial services indebtedness	(46,940)	(63,655)
Homebuilding cash in excess of $5 million	(663,300)	(621,386)
Adjusted net homebuilding debt	$747,990	$865,051